EXHIBIT 16.1


                                AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                    SUITE 600
                             DENVER, COLORADO 80202




October 24, 2007


United States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      NT Media Corp. of California


Dear Sir/Madam:

         We have read Item 4.01 of the form 8-K NT Media Corp. of California, dated October 22, 2007 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.


Very truly yours,

AJ. Robbins, PC

by  /S/ RICHARD FLEISCHMAN
    -------------------------------------
    Richard Fleischman, CPA